UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2008

Kodiak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-38558	65-0967706
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

734 7th Avenue S.W. Calgary, AB T2P 3P8 Canada
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(403) 262-8044

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 26, 2008, Kodiak Energy, Inc. (“Kodiak” or “ the Company”) announced that it had reached a settlement with Brink Energy Ltd. (“Brink”), a private Alberta junior oil and gas corporation. A statement of claim was filed by Kodiak against Brink on September 12, 2008 in the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Statement of Claim”), regarding the uncompleted transaction arising from the letter agreement entered into by the Company and Brink on June 18, 2008. Details of the transaction and Statement of Claim were previously disclosed on Form 8-K’s filed by the Company on June 19, 2008 and September 15, 2008. The settlement includes the repayment by Brink of the CAD$1 million secured loan Kodiak made to Brink in July, 2008, plus accrued interest as well as the resolution of other outstanding matters. The Company considers the issues between Kodiak and Brink to have been resolved and that Brink is no longer indebted to Kodiak.

On December 1, 2008, the Company also announced a new joint venture agreement (the “Agreement”) entered into by Kodiak and CREEnergy Oil and Gas Inc. (“CREEnergy”), a company owned and licensed by the Communities of Peerless/Trout Lake and Bison Lake First Nations. The Agreement is based on a foundation of respect for Alberta Cree Nation and the Settlement Communities of Peerless/Trout Lake First Nation and Bison Lake First Nation, their Heritage, their Lands and the Environment and provides an opportunity for Kodiak to develop oil and gas reserves to the benefit of both CREEnergy and Kodiak. The Agreement provides for an “exclusivity contract” with CREEnergy for oil and gas properties within the Peerless/Trout Lake First Nation and Bison Lake First Nation land claims of approximately fifteen townships or 540 sections. Initial leases in the first stage of the Agreement will be for mineral rights on 72 sections for ten years. As the project moves forward, additional leases will be identified and added to the joint venture. A flat rate royalty structure has been negotiated between Kodiak and CREEnergy that will allow for and encourage investment and development to provide steady growth of revenue streams for CREEnergy and Kodiak on terms beneficial to both with minimum calculations, formulae and administration and compares favorably to recent changes to the Alberta Government Royalty structure.

The Company also announced that additional details of the new joint venture agreement will be provided at a joint press conference scheduled for Tuesday, December 2, 2008 at the Kodiak offices in Calgary at 3:30PM MST.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
Exhibit 99.1 Exhibit 99.2	News Release dated November 26, 2008 News Release dated December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Energy, Inc.

Date: December 1, 2008
	By:	/s/ William S. Tighe
William S. Tighe
	Its:	Chief Executive Officer and President